EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CITIUS PHARMACEUTICALS, INC.,

CITIUS LMB ACQUSITION CORP.

AND

LEONARD-MERON BIOSCIENCES, INC.

Dated as of March 30, 2016

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AGREEMENT OF PLAN AND MERGER

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ARTICLE VII INDEMNIFICATION		44

Section 7.1	Survival of Representations and Warranties	44
Section 7.2	Indemnification	45
Section 7.3	Notice of Claim; Third Party Claims	45
Section 7.4	Limitation on Indemnification Obligations of Seller	46
Section 7.5	Adjustments to Indemnification Payments	47
Section 7.6	Exclusive Remedy	47

ARTICLE VIII GENERAL PROVISIONS		48

Section 8.1	Notices	48
Section 8.2	Interpretation	49
Section 8.3	Counterparts	49
Section 8.4	Entire Agreement; No Third-Party Beneficiaries	49
Section 8.5	Governing Law	49
Section 8.6	Amendment	49
Section 8.7	Waiver	49
Section 8.8	Specific Performance; Submission to Jurisdiction	50
Section 8.9	Waiver of Jury Trial	50
Section 8.10	Assignment	51
Section 8.11	Expenses	51
Section 8.12	Severability	51
Section 8.13	Legal Representation	51
Section 8.14	Definitions	51

Exhibits

Exhibit A	Employment Agreement
Exhibit B	Written Consent of LMB Stockholders

Schedules

Schedule 1.4(b)	Directors and Officers of Surviving Corporation
Schedule 1.5(a)	Directors of Citius
Schedule 1.5(b)	Officers of Citius
Schedule 1.7(c)	Unconverted LMB Convertible Notes
Schedule 1.11(i)	Options Being Converted to Citius Equivalents
Schedule 2.1	LMB Subsidiaries
Schedule 3.1	Citius Operating Subs

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 30, 2016 (this "Agreement"), is entered into by and among CITIUS PHARMACEUTICALS, INC., a Nevada corporation ("Citius"), CITIUS LMB ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Citius ("SubCo"), and LEONARD-MERON BIOSCIENCES, INC., a Delaware corporation ("LMB").

W I T N E S S E T H:

WHEREAS, Citius is a Nevada corporation having authorized capital stock consisting of: (i) 90,000,000 shares of common stock, par value $0.001 per share (the "Citius CommonStock"), of which 35,326,220 shares are issued and outstanding as of the date hereof and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "Citius Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. In addition, Citius has (i) warrants to purchase up to 9,838,797 shares of Citius Common Stock ("Citius Warrants") and (ii) options to purchase up to 4,700,000 Citius Common Stock ("Citius Options") outstanding as of the date hereof; and

WHEREAS, SubCo is a Delaware corporation having authorized capital stock consisting of 1,000 shares of Common Stock, par value $0.001 per share (the "SubCo Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof, all of which are owned of record and beneficially by Citius; and

WHEREAS, LMB is a Delaware corporation having authorized capital stock consisting of: (i) 30,000,000 shares of common stock, par value $0.001 per share (the "LMB CommonStock"), of which 11,607,500 shares are issued and outstanding as of the date hereof. LMB also has issued convertible promissory notes ("LMB Convertible Notes") that will convert into approximately 4,485,180 shares of LMB Common Stock immediately prior to Closing (as hereinafter defined), but the final number of converted shares of LMB Common Stock will be calculated and set on the day prior to Closing based on the outstanding principal and interest due under the LMB Convertible Notes at such time. In addition, LMB has (i) warrants to purchase up to 2,013,349 shares of LMB Common Stock ("LMB Warrants"), which will be calculated and set on the day prior to Closing based on the outstanding principal and interest due under the LMB Convertible Notes at such time and any amendments to the LMB Warrants, and (ii) options to purchase up to 640,000 shares of LMB Common Stock ("LMB Options") outstanding as of the date hereof; and

WHEREAS, upon the terms and subject to the conditions of this Agreement, SubCo will be merged with and into LMB (the "Merger"), with LMB continuing as the Surviving Corporation, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), whereby each issued and outstanding share of LMB Common Stock will be converted into such number of shares of Citius Common Stock determined as provided herein; and

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WHEREAS, on or prior to the Closing, Citius shall enter into an employment agreement with Myron Holubiak in the form of Exhibit A attached hereto (the "Employment Agreement") pursuant to which Myron Holubiak shall serve as the Chief Executive Officer of Citius; and

WHEREAS, the board of directors of LMB has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of LMB and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (iii) recommended that LMB's stockholders approve this Agreement and the Merger; and

WHEREAS, the boards of directors of Citius and SubCo have, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of Citius and SubCo and their respective stockholders and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, the sole shareholder of SubCo has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, promptly following the execution of this Agreement, all of the holders of LMB Common Stock shall approve by written consent or otherwise the Merger, the execution by LMB of this Agreement and the consummation of the transactions contemplated herein, in accordance with Sections 228 and 251 of the DGCL (the "LMB Stockholder Approval"), the LMB Charter and the LMB Bylaws (as hereinafter defined), in each case as in effect as of the date hereof;

WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and it is intended that this Agreement be and be adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code;

NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, SubCo shall be merged with and into LMB at the Effective Time (as hereinafter defined). Following the Effective Time, the separate corporate existence of SubCo shall cease, and LMB shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of SubCo in accordance with the DGCL.

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Section 1.2 Effective Time. On the Closing Date (as hereinafter defined), LMB and SubCo shall file a certificate of merger (the "Certificate of Merger") executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL with the Secretary of State of the State of Delaware. The Merger shall become effective immediately when the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, if agreed to by the parties, at such time thereafter as is provided in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such date and time the Merger becomes effective being referred to herein as the "Effective Time").

Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of LMB and SubCo shall vest in the Surviving Corporation, and all debts, liabilities and duties of LMB and SubCo shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

Section 1.4 Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation.

(a) At the Effective Time, the Certificate of Incorporation of LMB, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable laws. At the Effective Time, the Bylaws of LMB, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein, in the Certificate of Incorporation of the Surviving Corporation or by applicable laws.

(b) The individuals listed on Schedule 1.4(b) attached hereto shall be the directors and officers of the Surviving Corporation at the Effective Time, as reflected therein, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.5 Directors and Officers of Citius. As of the Effective Time, Citius shall take the following actions:

(a) Pursuant to the Mazur Investment (defined below), Leonard Mazur or his duly appointed representative shall have the right to appoint a majority of the members of the board of directors of Citius (the "Citius Board") at the Effective Time, which directors shall hold such positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided, however, Leonard Mazur shall only have the right to appoint a majority of the members of the Citius Board until such time as Citius is listed on a national securities exchange. Immediately following the Effective Time, the Citius Board shall be comprised of the individuals listed on Schedule 1.5(a) attached hereto.

(b) As of the Effective Time, the individuals listed on Schedule 1.5(b) shall be appointed as the executive officers of Citius. Each existing executive officer of Citius who is not remaining in such capacity shall submit a written resignation from his or her position as an executive officer of Citius on or prior to the Closing Date, which shall be effective as of the Effective Time.

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Section 1.6 Citius Financings.

(a) Prior to the Closing, Citius shall raise at least Three Million Dollars ($3,000,000) from the sale of equity securities to Leonard Mazur (the "Mazur Investment"). In consideration for the Mazur Investment, Leonard Mazur shall receive the right to appoint a majority of the members of the Citius Board. The proceeds from the Mazur Investment shall be used for the development of LMB's product candidate after the Closing.

(b) Prior to or simultaneously with the Closing, Citius shall engage in the sale of equity securities to unaffiliated investors for which it will receive a minimum of Nine Hundred Thousand Dollars ($900,000) in net proceeds to be used for post-merger operations (the "Citius Financing").

The Mazur Investment and Citius Financing shall hereinafter be collectively referred to as the "Permitted Issuances".

Section 1.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of SubCo, LMB or the holders of any securities of SubCo or LMB, other than as contemplated in this Agreement, the following shall occur:

(a) Conversion of SubCo Shares. Each share of SubCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the SubCo Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

(b) Conversion of LMB Common Stock. Subject to Sections 1.7(e) and 1.9(d), each share of LMB Common Stock (each an "LMB Share") issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically be converted into the right to receive a number of fully paid and nonassessable shares of Citius Common Stock (each a "Citius Share") equal to the Exchange Ratio (the "Common Stock Consideration"). From and after the Effective Time, the holder(s) of certificates, if any, evidencing ownership of the LMB Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such LMB Shares, except as otherwise provided for herein or under applicable law.

(c) Treatment of LMB Convertible Notes. Unless otherwise set forth on Schedule 1.7(c) attached hereto, immediately prior to the Closing, all of the LMB Convertible Notes shall be converted into shares of LMB Common Stock (the "LMB Note Shares") or debt of LMB without any conversion features. Subject to Sections 1.7(f) and 1.9(d), each LMB Note Share shall be converted into the right to receive the Common Stock Consideration in accordance with Section 1.7(b) (the "LMB Note Stock Consideration" and together with the Common Stock Consideration, the "Merger Consideration"), subject to the procedures, terms and conditions applicable to LMB Shares under this Agreement.

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(d) Reservation of Shares. At the Effective Time, Citius shall reserve (free from preemptive rights) out of the Merger Shares, for the purposes of effecting the conversion of any issued and outstanding LMB Convertible Notes that are not converted into LMB Common Stock immediately prior to the Effective Time, sufficient Merger Shares to provide for the conversion of such LMB Convertible Notes into Citius Shares following the Effective Time (the "Unconverted LMB Note Shares"). For the avoidance of doubt and notwithstanding such reservation of shares, the reserved Merger Shares to be issued in connection with LMB Convertible Notes shall be included in the percentage ownership calculation pursuant to which Citius shall own fifty-one (51%) percent of Citius and LMB shall own forty-nine (49%) percent of Citius after the Effective Time.

(e) Cancellation of Shares. Each LMB Share that is owned by LMB as treasury stock and each LMB Share, if any, that is owned by Citius or SubCo immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(f) Treatment of Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, holders of LMB Common Stock who properly demand appraisal of such shares pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL ("Dissenting Shares") shall not have such shares converted into the right to receive the Merger Consideration set forth in Section 1.7(b), but instead such holders shall be entitled to such rights (and only such rights) as are granted under Section 262 of the DGCL; provided, however, that the number of Dissenting Shares shall represent no more than seven percent (7%) of the LMB capital stock issued and outstanding immediately prior to the Effective Time. Beginning at the Effective Time, Dissenting Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and except as otherwise provided by law, each holder of Dissenting Shares shall cease to have any rights with respect thereto other than the rights granted pursuant to Section 262 of the DGCL. Notwithstanding the foregoing, if any holder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the rights of such holder under Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall become, the right to receive the Merger Consideration set forth in Section 1.7(b).

Section 1.8 Adjustment of Merger Consideration. The Merger Consideration shall be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Citius Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Citius Common Stock occurring on or after the date hereof and prior to the Effective Time.

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Section 1.9 Exchange of Shares.

(a) Exchange. Immediately prior to the Effective Time, Citius shall designate for exchange, in accordance with this Section 1.9, certificates representing the Citius Shares issuable pursuant to Sections 1.7(b) and 1.7(c) in exchange for outstanding LMB Shares and LMB Note Shares, as applicable. At or after the Effective Time, Citius shall cause its transfer agent to deliver the appropriate Merger Consideration in exchange for all LMB Shares and LMB Note Shares, as applicable, that are issued and outstanding immediately prior to the Effective Time (excluding LMB Shares underlying LMB Warrants and LMB Options identified on Schedule 1.11(i) hereto) whether represented by certificates (the "Certificates") or not represented by certificates (the "Book-Entry Shares"). Notwithstanding anything to the contrary contained in this Section 1.8, Citius Shares issued as Merger Consideration can be delivered in book-entry form.

(b) Exchange Procedures. As soon as reasonably practical after the Effective Time, Citius shall mail (or cause to be mailed) to each holder of record of LMB Shares or LMB Note Shares, as applicable: (i) a letter of transmittal (which shall be in such form and have such provisions as Citius and LMB mutually and reasonably specify) (the "Letter of Transmittal"); and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon proper surrender of a Certificate or Book-Entry Share for exchange and cancellation to Citius or to such agents as may be appointed by Citius, together with such Letter of Transmittal, duly executed, and any other documents as may be reasonably required, the holder of such LMB Shares or LMB Note Shares, as applicable, shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of LMB Shares or LMB Note Shares, as applicable, formerly represented by such Certificate or Book-Entry Shares, and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.9, (x) each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Sections 1.7(b) and 1.7(c) and (y) a holder of LMB Shares or LMB Note Shares, as applicable, shall not receive any dividends or distributions in respect of any Citius Shares which they may otherwise be entitled to; provided that once the LMB Shares or LMB Note Shares, as applicable, are properly surrendered, the holder shall receive, without interest, any dividends or distributions with a record date after the Closing Date and payable with respect to the Citius Shares, if any, they are entitled to receive. In the event of a transfer of ownership of LMB Shares or LMB Note Shares, as applicable, that is not registered in the transfer records of LMB, a certificate representing the proper number of shares of Citius Common Stock pursuant to Section 1.7 may be issued to a transferee if the Certificate representing such LMB Shares or LMB Note Shares, as applicable (or, if such LMB Shares or LMB Note Shares, as applicable, are Book-Entry Shares, proper evidence of such transfer), is presented to Citius, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.

(c) No Further Ownership Rights in LMB Common Stock. The shares of Citius Common Stock issued in accordance with the terms of this Section 1.9 upon conversion of any LMB Shares or LMB Note Shares, as applicable, shall be deemed to have been issued in full satisfaction of all rights pertaining to such LMB shares or LMB Note Shares, as applicable. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of LMB Shares or LMB Note Shares, as applicable, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing LMB Shares or LMB Note Shares, as applicable (or Book-Entry Shares), are presented to Citius for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

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(d) No Fractional Shares. No certificates or scrip representing fractional shares of Citius Common Stock shall be issued upon the conversion of LMB Shares or LMB Note Shares, as applicable, pursuant to Section 1.7, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Citius Common Stock. Notwithstanding any other provision of this Agreement, any fractional Citius Shares resulting from the conversion contemplated herein shall not be issued by Citius, and such Citius Shares shall be rounded up to the nearest whole number of Citius Shares.

(e) No Liability. None of LMB, Citius, SubCo or the Surviving Corporation shall be liable to any Person in respect of any portion of Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration that remains undistributed to the holders of Certificates for two (2) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would otherwise escheat to, or become the property of, any Governmental Entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Citius in its reasonable business judgment, the execution of an indemnity agreement against any claim that may be made against it with respect to such Certificate, Citius will issue in exchange for such lost, stolen or destroyed Certificate the Citius Shares to which the holders thereof are entitled pursuant to Section 1.7.

Section 1.10 Restricted Citius Shares.

(a) All Citius Shares issued in exchange for and upon conversion of LMB Shares or LMB Note Shares, as applicable, in accordance with the terms hereof may not be sold or transferred unless (i) such Citius Shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or (ii) Citius or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Citius Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144"). Each certificate for Citius Shares issuable pursuant to this Agreement shall bear a legend substantially in the following form, as appropriate:

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO CITIUS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(b) Piggy Back Rights. If at any time on or after the Effective Time, Citius proposes to file a registration statement under the Securities Act (a "Registration Statement") with respect to an offering of securities owned by officers, directors or ten percent (10%) of the shareholders of Citius, excluding securities purchased in an offering, then Citius shall (x) give written notice of such proposed filing to the holders of LMB Shares or LMB Note Shares, as applicable, as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of LMB Shares or LMB Note Shares, as applicable, in such notice the opportunity to register the sale of such number of LMB Shares or LMB Note Shares, as applicable, as such holders may request in writing within five (5) days following receipt of such notice (a "Piggy Back Registration"). Citius shall cause the LMB Shares or LMB Note Shares, as applicable, to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit LMB Shares or LMB Note Shares, as applicable, requested to be included in a Piggy Back Registration on the same terms and conditions as any similar securities of Citius and to permit the sale or other disposition of such LMB Shares or LMB Note Shares, as applicable, in accordance with the intended method(s) of distribution thereof. All holders of LMB Shares or LMB Note Shares, as applicable, proposing to distribute their securities through a Piggy Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy Back Registration.

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Section 1.11 Treatment of LMB Options and LMB Warrants.

(a) LMB Options. As of the Effective Time, each vested and unvested outstanding LMB Option that LMB granted pursuant to LMB's 2013 Stock Plan (the "LMBStock Plan") shall continue to have, and shall be subject to the terms and conditions of each agreement pursuant to which such LMB Option was subject as of the Effective Time, except that:

(i) each LMB Option set forth in Schedule 1.11(i) shall be exercisable for that number of whole shares of Citius Common Stock equal to the product, rounded up to the nearest whole number, of (A) the aggregate number of shares of LMB Common Stock subject to such LMB Option at the Effective Time multiplied by (B) the Exchange Ratio. The exercise price per share of Citius Common Stock issuable pursuant to each LMB Option shall be equal to the exercise price per share of LMB Common Stock under such LMB Option at the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent; and

(ii) except for changes to the LMB Options expressly provided for in the LMB Stock Plan by reason of the consummation of the transactions contemplated hereby, the assumption and substitution of LMB Options as provided herein shall not give the holders of such LMB Options additional benefits or additional (or accelerated) vesting rights which such holders did not have as of the Effective Time, or relieve the holders of such LMB Options of any obligations or restrictions applicable to their LMB Options or the shares obtainable upon exercise of the LMB Options. The adjustment provided for herein with respect to any LMB Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner that is consistent with continued treatment of such LMB Options as "incentive stock options" under Section 424(a) of the Code. The LMB Stock Plan and the LMB Options granted pursuant to the LMB Stock Plan shall be assumed by Citius, and no further options to purchase or acquire shares of LMB Common Stock or other awards or rights shall be granted under the LMB Stock Plan after the Effective Time. The duration and other terms of the new options provided for in this Section 1.11(a) shall be the same as the original LMB Options except that all references to LMB shall be references to Citius. The parties understand and agree that a sufficient number of shares of Citius Common Stock shall be reserved from the Merger Shares for issuance and delivery upon the exercise of the LMB Options.

(b) LMB Warrants. As of the Effective Time, each outstanding LMB Warrant shall be converted into a warrant to acquire Citius Common Stock as provided for in this Section 1.11(b). As of the Effective Time, each LMB Warrant shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such LMB Warrant was subject as of the Effective Time, except that:

(i) each LMB Warrant shall be exercisable for that number of whole shares of Citius Common Stock equal to the product, rounded up to the nearest whole number, of (A) the aggregate number of shares of LMB Common Stock subject to such LMB Warrant at the Effective Time multiplied by (B) the Exchange Ratio. The exercise price per share of Citius Common Stock issuable pursuant to each LMB Warrant shall be equal to the exercise price per share of LMB Common Stock under such LMB Warrant at the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent; and

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(ii) Except for changes to the LMB Warrants expressly provided for in the agreement governing such LMB Warrant by reason of the consummation of the transactions contemplated hereby, the assumption and substitution of LMB Warrants as provided herein shall not give the holders of such LMB Warrants additional benefits or additional (or accelerated) rights which such holders did not have as of the Effective Time, or relieve the holders of such LMB Warrants of any obligations or restrictions applicable to their LMB Warrants or the shares obtainable upon exercise of the LMB Warrants. The duration and other terms of the new LMB Warrants provided for in this Section 1.11(b) shall be the same as the original LMB Warrants except that all references to LMB shall be references to Citius. The parties understand and agree that a sufficient number of shares of Citius Common Stock shall be reserved from the Merger Shares for issuance and delivery upon the exercise of the LMB Warrants.

Section 1.12 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of SubCo or LMB, or (b) otherwise to carry out the purposes of this Agreement (including cooperating with the filing of future Tax Returns, as necessary), the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver in the name and on behalf of SubCo and LMB all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either SubCo or LMB, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of SubCo or LMB and otherwise to carry out the purposes of this Agreement.

Section 1.13 Closing. Unless this Agreement has been terminated pursuant to ArticleVI below, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP, at 10:00 a.m., local time, no later than the second Business Day following the day on which the last of the conditions set forth in Article V (other than those conditions that are by their nature to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been fulfilled or waived (if permissible) or at such other time and place as Citius and LMB shall agree (the "Closing Date").

Section 1.14 Tax Consequences. It is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). All of the parties hereto agree to (a) file all Tax Returns on the basis of treating the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, (b) otherwise report the Merger for federal, state and local income Tax purposes in a manner consistent with such characterization and (c) not take a reporting position that is inconsistent with such characterization.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LMB

LMB hereby represents and warrants to Citius and SubCo, as qualified by the disclosure schedule delivered by LMB to Citius and SubCo concurrently herewith (the "LMB DisclosureSchedule") (which LMB Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections of this Article II, and any information disclosed in any such section of the LMB Disclosure Schedule, if it is readily apparent that the disclosure contained in such section would clearly apply to other representations and warranties contained in this ArticleII, would also apply to such other representations and warranties), as follows:

Section 2.1 Organization, Standing and Power. The entities set forth in Section 2.1 of the LMB Disclosure Schedule (the "Subsidiaries") are all of the Subsidiaries of LMB. LMB and each Subsidiary thereof is a corporation duly organized, validly existing and in good standing or active status under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any failure to be so organized, existing or in good standing or active status or to have such power or authority would not, or would not reasonably be expected to, individually or in the aggregate, have a LMB Material Adverse Effect. LMB is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any failure to be so qualified or licensed or in good standing which would not, or would not reasonably be expected to, individually or in the aggregate, have a LMB Material Adverse Effect.

Section 2.2 Certificate of Incorporation and Bylaws. LMB has heretofore furnished or otherwise made available to Citius and SubCo a complete and correct copy of the certificate of incorporation (the "LMB Certificate of Incorporation") and bylaws (the "LMB Bylaws") of LMB, as amended and in effect on the date hereof and all minutes of LMB's board of directors since January 1, 2015, other than those with respect to consideration and approval of the Merger and related transactions. The LMB Certificate of Incorporation and LMB Bylaws are in full force and effect. LMB is not in violation of any provisions of the LMB Certificate of Incorporation or LMB Bylaws in any material respect.

Section 2.3 Capital Structure.

(a) The authorized capital stock of LMB consists of 30,000,000 shares of LMB Common Stock. Except as set forth in Section 2.3(a) of the LMB Disclosure Schedule, as of the date of this Agreement, LMB does not have any outstanding shares of capital stock or options, warrants, calls, rights, puts or Contracts to which LMB is a party or by which LMB is bound obligating LMB to issue, deliver, sell, redeem or otherwise acquire, or cause to be issued, delivered, sold, redeemed or otherwise acquired, any additional shares of capital stock (or other voting securities or equity equivalents) of LMB or obligating LMB to grant, extend or enter into any such option, warrant, call, right, put or Contract. All of the outstanding LMB Shares are validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Section 2.3(a) of the LMB Disclosure Schedule, as of the date of this Agreement, LMB does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of LMB on any matter. There are no Contracts to which LMB or its respective officers or directors are a party concerning the voting of any capital stock of LMB.

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(b) There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of LMB. There is no stockholder rights plan that will be applicable or triggered by the entry into this Agreement or the consummation of the other transactions contemplated hereunder.

(c) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of the Subsidiaries of LMB is duly authorized, validly issued, fully paid and non-assessable and each such share (or other voting security or equity equivalent, as the case may be) is owned by LMB, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other Encumbrances of any nature whatsoever.

Section 2.4 Authority.

(a) (i) On or prior to the date of this Agreement, the board of directors of LMB (the "LMB Board") has (x) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of LMB and its stockholders, and (y) approved and adopted this Agreement, and the transactions contemplated hereby (including the Merger), and (ii) prior to the Closing, LMB shall have received the LMB Stockholder Approval. No additional approvals are required from the LMB Board or the LMB stockholders in connection with the Merger or the other transactions contemplated hereby.

(b) LMB has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the LMB Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LMB and the consummation by it of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of LMB and, except for obtaining the LMB Stockholder Approval, no other corporate proceedings on the part of LMB (other than the filing of appropriate Merger documents as required by the DGCL) and no other stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by LMB and (assuming the valid authorization, execution and delivery of this Agreement by Citius and SubCo and the validity and binding effect of this Agreement on Citius and SubCo) constitutes the legal, valid and binding obligation of LMB, enforceable against LMB in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy and EquityException").

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Section 2.5 Consents and Approvals; No Violation.

(a) The execution and delivery of this Agreement by LMB does not, and the performance of this Agreement by LMB (including the consummation of the Merger) will not, (i) conflict with or violate any provision of the LMB Certificate of Incorporation or LMB Bylaws or any equivalent organizational documents of LMB, (ii) conflict with or violate any law applicable to LMB, or (iii) require any consent or approval under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any Contract, LMB permit or other instrument or obligation.

(b) The execution and delivery of this Agreement by LMB does not, and the performance of this Agreement by LMB will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity or any other Person, except the filing and recordation of the Certificate of Merger as required by the DGCL.

Section 2.6 Regulatory Compliance.

(a) To the Knowledge of LMB, (i) there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information pending against LMB, and (ii) LMB has no liability (whether actual or contingent) for failure to comply with the Federal Food, Drug, and Cosmetic Act (the "FDCA"), 21 U.S.C. §301 et. seq., and all applicable regulations promulgated by the United States Food and Drug Administration ("FDA") (collectively, "FDA Law andRegulation") or any law or regulation of a comparable foreign regulatory or Governmental Entity. There has not been any material violation of any FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity by LMB in its product development efforts, submissions, record keeping and reports to FDA or a comparable Governmental Entity that could reasonably be expected to require or lead to investigation, corrective action or enforcement, or regulatory or administrative action; provided that, to the extent the foregoing activities have been performed on LMB's behalf by any third party contractors, the representation and warranty made in this sentence shall only be made to the extent of LMB's Knowledge after exercise of reasonable diligence in requiring such contractors to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity.

(b) To the Knowledge of LMB, each of the product candidates of LMB is being, and at all times has been, developed, tested, manufactured, labeled, promoted and stored, as applicable, in material compliance with FDA Law and Regulation and requirements of comparable foreign regulatory and Governmental Entities and, to the extent the foregoing activities have been performed on LMB's behalf by any third party contractors, LMB has exercised reasonable diligence in requiring such contractors to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity.

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(c) To the Knowledge of LMB, the clinical trials, studies and other preclinical tests conducted by LMB were, and if still pending, are, being conducted in all material respects in accordance with all experimental protocols, informed consents, procedures and controls of LMB and applicable FDA and foreign requirements including, but not limited to, good clinical practices, good laboratory practices, and FDA Law and Regulation including the protection of human subjects and, to the extent the foregoing activities have been performed on LMB's behalf by any third party contractors, LMB has exercised reasonable diligence in requiring such contractors to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity. LMB has not received any written notice from the FDA or any other regulatory or Governmental Entity requiring the termination or suspension or material modification of any animal study, preclinical study or clinical trial conducted by or on behalf of LMB and, to the Knowledge of LMB, there is no reasonable basis for any termination, suspension, or material modification, for, in each case, purposes of the protection of subject health or safety, of any ongoing human clinical trial being conducted by or on behalf of LMB.

(d) With respect to all third party manufacturers and suppliers of key raw materials (each a "Third Party Manufacturer") used by LMB, (i) to the Knowledge of LMB, each such Third Party Manufacturer (A) has complied and is complying, in each case in all material respects, with all applicable laws, rules, and regulations, including the FDA Law and Regulation and any similar state or foreign laws and (B) has all material Permits to perform its obligations as a Third Party Manufacturer and all such Permits are in full force and effect and (ii) LMB has exercised reasonable diligence in requiring Third Party Manufacturers to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity.

(e) In connection with LMB's business, no director, officer, employee or agent of LMB has (x) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity, (y) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity or (z) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," as set forth in CPG. Section 120.100.

(f) LMB has complied with all applicable security and privacy standards regarding protected health information pursuant to the Health Insurance Portability and Accountability Act ("HIPAA") or any foreign equivalent and applicable privacy laws.

(g) To the extent applicable, LMB has applied to the FDA and all comparable foreign regulatory or Governmental Entities for and received approval of all material registrations, applications, licenses, requests for exemptions, Permits and other regulatory authorizations (the "FDCA Permits") necessary to conduct the business of LMB as currently conducted. LMB is in material compliance with all such FDCA Permits. To the Knowledge of LMB, no suspension, revocation, cancellation or withdrawal of the FDCA Permits is threatened and there is no basis for believing that such FDCA Permits will not be renewable upon expiration or will be suspended, revoked, cancelled, modified or withdrawn.

Section 2.7 Undisclosed Liabilities. LMB has no material liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with United States generally accepted accounting principles ("GAAP"), except liabilities (a) reflected or reserved against in LMB's financial statements and (b) set forth in Section 2.7 of the LMB Disclosure Schedule.

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Section 2.8 Litigation. Except as set forth in Section 2.8 of the LMB Disclosure Schedule, there is no Action by or before any Governmental Entity or other Person pending or, to the Knowledge of LMB, threatened against LMB, and it is not subject to any Order that could prevent the consummation of the transactions contemplated by this Agreement.

Section 2.9 Taxes. Except as and to the extent disclosed in Section 2.9 of the LMB Disclosure Schedule:

(a) All federal income Tax Returns and all other material Tax Returns required to be filed by or on behalf of LMB have been properly filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns, as amended, are accurate and complete in all material respects; provided, however, that regardless of what may be reported on such Tax Returns, LMB makes no representation regarding the amount of any net operating losses that are available to it or have been reported by LMB for any federal, state or other Tax purposes, and LMB makes no representation regarding any limitation on use of its net operating losses that might apply either before or after the Closing Date under Section 382 of the Code or any other applicable limitations under any Tax laws, rules or regulations. All material Taxes payable by or on behalf of LMB (whether or not shown in a Tax Return) have been fully paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. LMB has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force and no request for any such waiver or extension is currently pending. Section 2.9 of the LMB Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is payable by or on behalf of LMB and with whom Tax Returns are required to be filed by or on its behalf, and a list of any jurisdictions (whether foreign or domestic) in which LMB is not in good standing as a result of Tax obligations.

(b) To the Knowledge of LMB, no audit or other proceeding by any taxing authority is ongoing or pending with respect to any Taxes due from or with respect to LMB, and there is no dispute with respect to any liability for Taxes of LMB either claimed, raised, or threatened in writing. There are no liens for Taxes on any of the assets of LMB.

(c) LMB (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes; and (ii) has duly and timely withheld from any compensation payable and from distributions to any stockholder or payments to any creditor and has paid over to the appropriate taxing authorities all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable laws.

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(d) LMB has not received written notice from any taxing authority in a jurisdiction in which LMB does not file a Tax Return stating that LMB is or may be subject to taxation by that jurisdiction.

(e) LMB (i) is not a party to any Tax sharing, Tax indemnity or similar agreement or arrangement, other than any agreement or arrangement between LMB and any of its respective Subsidiaries, pursuant to which it will have any obligation to make any payments after the Closing and (ii) does not have any liability for the Taxes of any Person other than LMB and its Subsidiaries (x) under Treasury Regulation §1.1502-6 (or similar provision of state, local or foreign law), (y) as transferee or successor or (z) by contract.

(f) Within the past two (2) years, LMB has not distributed stock of another Person in a transaction intended to be governed by Section 355 of the Code, nor has the stock of LMB been distributed in a transaction intended to be governed by Section 355 of the Code.

(g) LMB has not engaged in a "reportable transaction" as defined in Treasury Regulation Section 1.6011-4, or any transaction that is the same as, or substantially similar to, any "listed transactions" as defined in Treasury Regulation Section 1.6011-4(b)(2).

(h) LMB has not been at any time a United States Real Property Holding

Corporation within the meaning of Section 897(c)(2) of the Code.

(i) LMB (i) has not elected to change, nor is LMB required to change, a method of accounting for Tax purposes pursuant to Section 481 of the Code or otherwise that will have a continuing effect following the Closing or (ii) is not the subject of any closing agreement with respect to Taxes that will have a continuing effect following the Closing.

(j) LMB has not made any payments and is not obligated to make any payments, nor is LMB a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under either Sections 280G or 162(m) of the Code.

(k) To the Knowledge of LMB, there are no excess loss accounts, deferred intercompany transactions, or other items of income, gain, loss, deduction or credit of LMB under the federal consolidated return regulations or other comparable or similar provisions of state law that must be recognized or may be triggered as a result of the consummation of the transactions contemplated by this Agreement.

(l) LMB does not have, and has never had, a permanent establishment in any country outside of the United States and is not, and has never been, subject to Tax in a jurisdiction outside of the United States. LMB has not entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8. LMB has not transferred an intangible, the transfer of which would be subject to the rules of Section 367(d) of the Code.

Section 2.10 Environmental Matters. LMB is in compliance in all material respects with (a) all Environmental Laws and (b) the requirements of all Permits issued under such Environmental Laws with respect to LMB. There are no pending or, to the Knowledge of LMB, threatened Actions relating to Environmental Laws against LMB.

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Section 2.11 Intellectual Property.

(a) To the Knowledge of LMB, (i) LMB's use of (and practice of any technology claimed by) all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks (including trademark applications), trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights utilized in, or reasonably necessary to conduct, LMB's business as currently conducted (collectively, the "LMB Intellectual Property") does not infringe on, misappropriate, or otherwise violate the intellectual property rights of any third party, and is in accordance in all material respects with any applicable licenses or other agreements pursuant to which LMB acquired the right to use such LMB Intellectual Property and (ii) LMB owns sufficient rights and/or interest in the LMB Intellectual Property to conduct its business as currently conducted without infringement, misappropriation, or violation of any third party's intellectual property rights.

(b) LMB has not received any notice, written or otherwise, and has no Knowledge of, (i) any claim that is pending or threatened, Order, or proceeding with respect to any LMB Intellectual Property or LMB's practice of any third party's intellectual property rights, (ii) any allegation by any third party that LMB has infringed, misappropriated, or violated any intellectual property rights of any third party, or (iii) any notice of any alleged or actual breach of any license or other agreement pursuant to which LMB acquired the right to use any LMB Intellectual Property. To the Knowledge of LMB, based on reasonable diligence and inquiry, there is no reasonable basis for any third party to claim of intellectual property right infringement, misappropriation, or violation against LMB with respect to the conduct of LMB's business.

(c) LMB has maintained commercially reasonable practices to protect the confidentiality of its confidential information and trade secrets and has required all employees, consultants, and other Persons or entities to whom it provided access to its confidential information (other than attorneys, accountants, and others with professional duties of confidentiality, to whom this requirement shall not apply) to execute written agreements requiring them to maintain the confidentiality of such information and to limit his, her or its use of such information on commercially reasonable terms

Section 2.12 Contracts.

(a) LMB is not a party to or bound by any Contract that would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

(b) Except as set forth in Section 2.12(b) of the LMB Disclosure Schedule, LMB has not received any claim of default, notice of termination, notice of violation of covenant or other notice of third party dissatisfaction under any Contract or agreement that extends beyond one year in duration and involves consideration of more than One Million Dollars ($1,000,000) in the aggregate over the remaining term of such Contract or agreement (each a "Material LMBContract").

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(c) LMB is not in breach or violation of, or default under, any Material LMB Contract, which breach, violation or default would have a LMB Material Adverse Effect.

(d) Each Material LMB Contract is a legal, valid and binding agreement of LMB, subject to the Bankruptcy and Equity Exception.

(e) LMB has not received any notice, written or otherwise, with respect to a claim of default, notice of termination, notice of violation of covenant or other notice of third party dissatisfaction under any Material LMB Contract, and LMB is not in breach or violation of, or default under, any Material LMB Contract.

(f) To the Knowledge of LMB, no other party is in breach or violation of, or default under, any Material LMB Contract.

(g) Except as set forth in Section 2.12(g) of the LMB Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of LMB under any Material LMB Contract.

(h) LMB has furnished or made available to Citius true and complete copies of all Material LMB Contracts, including any amendments thereto.

Section 2.13 Labor and Other Employment Matters.

(a) LMB is in material compliance with all applicable laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, and wages and hours.

(b) Except as disclosed in Section 2.13(b) of the LMB Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, parachute or otherwise) becoming due to any director or any employee of LMB or its Affiliates from LMB or its Affiliates under any LMB Plan (as hereinafter defined) or otherwise, (ii) significantly increase any benefits otherwise payable under any LMB Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

(c) Except as disclosed in Section 2.13(c) of the LMB Disclosure Schedule, LMB is not (i) subject to any obligation to pay health insurance premiums or make any other payments under any health insurance plan, (ii) obligated to make any payments to or provide any benefits under COBRA to any former employee, or (iii) to the Knowledge of LMB, subject to any outstanding worker's compensation claims.

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Section 2.14 Employee Benefits; ERISA.

(a) (i) Each plan, program, policy, practice, Contract, agreement or other arrangement providing for employment, compensation, retirement, pension, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, profit sharing, fringe benefits, cafeteria benefits, medical benefits, life insurance, disability benefits, accident benefits, salary continuation, accrued leave, vacation, sabbatical, sick pay, sick leave, unemployment benefits or other benefits, whether written or unwritten, including each "voluntary employees' beneficiary association" under Section 501(c)(9) of the Code and each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in each case, for active, retired or former employees, directors or consultants, which is currently sponsored, maintained, contributed to, or required to be contributed to or with respect to which any potential liability is borne by LMB or any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with LMB within the meaning of Section 414 of the Code (an "ERISAAffiliate") (collectively, the "LMB Plans") complies in all material respects with its terms, the terms of each applicable collective bargaining agreement, ERISA, the Code and all other applicable statutes and governmental rules and regulations, (ii) no LMB Plan, nor any trust created thereunder, has failed to satisfy the minimum funding standard as described in Section 302 of ERISA, whether or not waived, (iii) neither LMB nor any ERISA Affiliate has withdrawn, and neither has knowledge of any facts or conditions that could result in a withdrawal, from any "multiemployer plan" (as defined in Section 3(37) of ERISA), and (iv) no liability under Title IV of ERISA has occurred or is reasonably expected to occur.

(b) No LMB Plan provides, or reflects or represents any liability of LMB to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable laws. LMB has not represented, promised or contracted (whether in oral or written form) to any employee of LMB or any other Person that such employee or other Person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable law.

(c) For each LMB Plan, LMB has furnished to Citius a copy of such plan (i) if the LMB Plan has been reduced to writing, the current plan document together with all amendments thereto, (ii) if the LMB Plan has not been reduced to writing, a written summary of all material plan terms, (iii) each trust or other funding arrangement (if applicable), (iv) each summary plan description, or other summary of the LMB Plan that describes which employees of LMB are covered by the LMB Plan, what benefits are provided, and who pays for such benefits, (v) the most recently filed IRS Form 5500 (if applicable), (vi) the most recently received IRS determination letter or IRS notification letter for each such LMB Plan that is an employee pension benefit plan (other than a plan that is unfunded and covers only employees who are among the select group of management or highly compensated employees of LMB) ("LMB Qualified Plan"), and (vii) if applicable, the most recently prepared actuarial report and/or financial statement.

(d) Each employee welfare benefit plan is in compliance in all respects with the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (collectively, the "ACA"), and the rules and regulations promulgated there under and no federal income Taxes or penalties have been imposed or could be imposed or are due for noncompliance with ACA or for failure to provide minimum coverage to Employees.

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(e) LMB has made all contributions, premiums or payments required to be made with respect to any LMB Plan on or before their due dates. No Action is pending or threatened with respect to any LBM Plan (other than claims for benefits in the ordinary course). No event has occurred regarding any LMB Qualified Plan that is reasonably likely to result in the loss of the qualification of such plan under Section 401(a) of the Code or the exempt status of any trust under Section 501(a) of the Code. With respect to each LMB Plan, all required payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been timely made or properly accrued with the provisions of each of LMB Plans, applicable law and GAAP.

Section 2.15 Brokers. Except as set forth in Section 2.15 of the LMB Disclosure Schedule, no broker, investment banker or other Person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of LMB.

Section 2.16 Certain Business Practices; Compliance with Laws. Neither LMB nor, to the Knowledge of LMB, any directors or officers, agents or employees of LMB, has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for LMB, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable law. To the Knowledge of LMB, (a) LMB has conducted and continues to conduct business in accordance with all laws applicable to LMB and LMB is not in violation of any such law, and (b) LMB is not under any investigation, been charged by a court of competent jurisdiction with or given written notice of any violation with respect to any violation of any applicable law.

Section 2.17 Reorganization. LMB has not taken any action and is not aware of any fact or circumstance that could reasonably be likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 2.18 Related Party Transactions. Other than LMB Convertible Notes issued by LMB to certain executive officers, directors or stockholders of LMB, no executive officer or director of LMB or any person owning 5% or more of the shares of LMB Common Stock (or any of such person's immediate family members or Affiliates or associates) is a party to any Contract with or binding upon LMB or any of its respective assets, rights or properties or has any interest in any property owned by Citius or any Citius Operating Sub or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

Section 2.19 Representations Complete. Neither the representations and warranties of LMB set forth herein nor the related LMB Disclosure Schedule contain any misstatement of a material fact or omit to state a material fact necessary to prevent the statements made therein from being misleading.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CITIUS AND SUBCO

Citius and SubCo hereby, jointly and severally, represent and warrant to LMB, as qualified by the disclosure schedule delivered by Citius and SubCo concurrently herewith (the "Citius Disclosure Schedule") (which Citius Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections of this Article III, and any information disclosed in any such section of the Citius Disclosure Schedule, if it is readily apparent that the disclosure contained in such section would clearly apply to other representations and warranties contained in this Article III, would also apply to such other representations and warranties), as follows:

Section 3.1 Organization, Standing and Power.

(a) Citius is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

(b) As of the Closing, the entities set forth in Section 3.1 of the Citius Disclosure Schedule attached hereto (including the SubCo) (collectively, the "Citius OperatingSubs") will be all of the Subsidiaries of Citius, and each of which is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Other than the Citius Operating Subs (as of the Closing Date), Citius does not, directly or indirectly, own any capital stock, ownership, equity, profits or voting interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, and, except as contemplated in this Agreement, Citius has not agreed and is not obligated to make nor is bound by any written or oral agreement, contract, binding understanding, instrument, note, option, warranty, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(c) Prior to the Closing, Citius will deliver or make available to LMB complete and correct copies, as amended, of its Articles of Incorporation (the "Citius Articles ofIncorporation") and Bylaws (the "Citius Bylaws") that shall be the Articles of Incorporation and Bylaws of Citius at the Effective Time, as well as the Articles of Incorporation and Bylaws of the Citius Operating Subs as amended and in effect on the date hereof and all minutes of Citius' board of directors since January 1, 2015, other than those with respect to consideration and approval of the Merger and related transactions. The Citius Articles of Incorporation and Citius Bylaws are in full force and effect. Citius is not in violation of any of the provisions of such Articles of Incorporation and Bylaws.

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Section 3.2 Capital Structure.

(a) The authorized capital stock of Citius consists of 90,000,000 shares of Citius Common Stock and 10,000,000 shares of Citius Preferred Stock. At the close of business on the date hereof and on the Closing Date (subject to any Permitted Issuances), 35,159,553 shares of Citius Common Stock were and will be issued and outstanding, all of which were validly issued, fully paid, non-assessable and free of preemptive rights.

(b) Except as disclosed in the Citius SEC Documents, there are no registration rights and there are no voting trusts, proxies or other similar agreements or understandings with respect to any equity security of Citius or with respect to any equity security of any Citius Operating Sub. There is no stockholder rights plan that will be applicable or triggered by the entry into this Agreement or the consummation of the other transactions contemplated hereunder. There exists no agreement or undertaking pursuant to which any Person or entity is or could require the spin-off or other transaction involving the separation of a Citius Operating Sub from Citius. As of the date of this Agreement and on the Closing Date, except as set forth in Section 3.2(b) of the Citius Disclosure Schedule, (i) there exist no options, warrants or other securities convertible into or exercisable for shares of stock of Citius capital stock, (ii) there are no rights to purchase or receive shares of Citius capital stock and (iii) there is no agreement or undertaking pursuant to which any Person or entity is or could become entitled to request Citius or Citius Operating Subs to issue of new shares of Citius. Notwithstanding the foregoing sentence, between the date hereof and the Closing Date, Citius shall be entitled to enter into the Permitted Issuances.

(c) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Citius Operating Sub is duly authorized, validly issued, fully paid and non-assessable and, except as set forth in Section 3.2(c) of the Citius Disclosure Schedule, each such share (or other voting security or equity equivalent, as the case may be) is owned by Citius, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other Encumbrances of any nature whatsoever.

(d) All Citius Shares issuable upon the conversion of LMB Shares or the LMB Note Shares, as applicable, at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

Section 3.3 Authority.

(a) On or prior to the date of this Agreement, the SubCo's board of directors (the "SubCo Board"), as well as the Citius Board and the stockholder of SubCo have approved this Agreement and the transactions contemplated hereby, including the Merger. No additional approvals are required from the SubCo Board, the Citius Board or the Citius stockholders in connection with the Merger or the other transactions contemplated hereby.

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(b) Each of Citius and SubCo has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Citius and SubCo and the consummation by Citius and SubCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Citius and SubCo (other than the filing of the Certificate of Merger as required by the DGCL) and no other corporate proceedings on the part of Citius and SubCo are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Citius and SubCo and (assuming the valid authorization, execution and delivery of this Agreement by LMB and the validity and binding effect of this Agreement on LMB) constitutes the legal, valid and binding obligation of each of Citius and SubCo, enforceable against each of Citius and SubCo in accordance with its terms, except to the extent enforceability may be limited by the Bankruptcy and Equity Exception.

Section 3.4 SEC Documents and Other Reports.

(a) Citius has timely filed with the Securities and Exchange Commission ("SEC") all reports, schedules, forms, statements, prospectuses, registration statements and other documents, as such documents may be amended or supplemented, required to be filed with or furnished to the SEC by it since January 1, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Citius SEC Documents"). As of their respective filing dates, or, if amended, as of the date of the last amendment prior to the date of this Agreement, the Citius SEC Documents complied in all material respects with the requirements of applicable laws and, at the respective times they were filed, none of the Citius SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Citius makes no representation or warranty whatsoever concerning any Citius SEC Document as of any time other than the date or period with respect to which it was filed for any filing prior to September 2014. The financial statements (including, in each case, any notes thereto) of Citius included in the Citius SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Citius and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein that are neither individually nor in the aggregate material in amount). Except as disclosed in the Citius SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, Citius has not made or adopted any material change in its accounting methods, practices or policies.

(b) Except as disclosed in the Citius SEC Documents, each of the principal executive officer and the principal financial officer of Citius has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes- Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the "Sarbanes-Oxley Act") with respect to the Citius SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Citius is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley Act.

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(c) Citius has made available to LMB true and complete copies of all written comment letters from the staff of the SEC relating to the Citius SEC Documents and all written responses of Citius thereto through the date of this Agreement. Except as disclosed in the Citius SEC Documents, as of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Citius SEC Documents, and none of the Citius SEC Documents is the subject of ongoing SEC review. Except as disclosed in the Citius SEC Documents, as of the date of this Agreement, to the Knowledge of Citius, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened regarding Citius, including, but not limited to, any accounting practices of Citius.

(d) Except as disclosed in the Citius SEC Documents, Citius has established and maintains a system of "internal controls over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Citius are being made only in accordance with authorizations of management and the Citius Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of Citius that could have a material effect on the financial statements of Citius.

(e) Except as disclosed in the Citius SEC Documents, the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) of Citius are designed to ensure that all information (both financial and non-financial) required to be disclosed by Citius in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the management of Citius as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Citius required under the Exchange Act with respect to such reports. Citius has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to its auditors and the audit committee of the Citius Board and in Section 3.4(e) of the Citius Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect ability of Citius to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Citius' internal controls over financial reporting. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

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Section 3.5 Financial Statements.

(a) True and complete copies of (i) the audited consolidated balance sheet of Citius (including the Citius Operating Subs) for the fiscal year ended as of September 30, 2015 (the "Balance Sheet Date"), and the related audited consolidated statements of income and cash flows and (ii) the unaudited condensed consolidated balance sheet of Citius (including the Citius Operating Subs) for the quarter ended December 31, 2015, and the related unaudited condensed consolidated statements of income and cash flows (collectively, the "Financial Statements") have been delivered by Citius to LMB.

(b) Except as disclosed in the Citius SEC Documents, there exist no material liabilities or obligations of Citius and the Citius Operating Subs that are required by GAAP to be disclosed, reflected or reserved against in the Financial Statements, except (i) as disclosed, reflected or reserved against in the Financial Statements, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2015, and (iii) for liabilities and obligations related to, arising under or incurred in connection with this Agreement and the transactions contemplated herein. Except as disclosed in the Citius SEC Documents, neither Citius nor any of the Citius Operating Subs is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Citius and any of the Citius Operating Subs, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Citius or any of the Citius Operating Subs in Citius or any of the Citius Operating Subs published financial statements or other Citius SEC Documents.

Section 3.6 Litigation. Except as disclosed in the Citius SEC Documents, there is no Action by or before any Governmental Entity or other Person pending or, to the Knowledge of Citius, threatened against Citius or any Citius Operating Sub, and neither Citius nor any Citius Operating Sub is subject to any Order, that could materially prevent the consummation of the transactions contemplated by this Agreement.

Section 3.7 Consents and Approvals; No Violation.

(a) The execution and delivery of this Agreement by each of Citius and SubCo do not, and the performance of this Agreement by each of Citius and SubCo will not, (i) conflict with or violate any provision of the Citius Articles of Incorporation or Citius Bylaws or any equivalent organizational documents of any Citius Operating Sub (including SubCo), (ii) conflict with or violate any law applicable to Citius or any Citius Operating Sub, or (iii) except for those already obtained, require any consent or approval under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any Contract or other instrument or obligation.

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(b) The execution and delivery of this Agreement by Citius do not, and the performance of the Agreement by Citius will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity or any other Person, except for those already obtained or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and the filing and recordation of the Certificate of Merger as required by the DGCL.

Section 3.8 Regulatory Compliance.

(a) Except as disclosed in the Citius SEC Documents, there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information pending against Citius or any Citius Operating Sub, and, to the Knowledge of Citius, Citius has no liability (whether actual or contingent) for failure to comply with FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity. There has not been any material violation of any FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity by Citius or any Citius Operating Sub in its product development efforts, submissions, record keeping and reports to FDA or a comparable Governmental Entity that could reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action, provided that, to the extent the foregoing activities have been performed on Citius' or any Citius Operating Sub's behalf by any third party contractors, the representation and warranty made in this sentence shall only be made to the extent of Citius' Knowledge after exercise of reasonable diligence in requiring such contractors to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity.

(b) Except as disclosed in the Citius SEC Documents, to the Knowledge of Citius, each of the product candidates of Citius and Citius Operating Subs are being, and at all times have been, developed, tested, manufactured, labeled, promoted and stored, as applicable, in material compliance with FDA Law and Regulation and requirements of comparable foreign regulatory and Governmental Entities and, to the extent the foregoing activities have been performed on Citius' behalf by any third party contractors, Citius has exercised reasonable diligence in requiring such contractors to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity.

(c) Except as disclosed in the Citius SEC Documents, to the Knowledge of Citius, the clinical trials, studies and other preclinical tests conducted by Citius and any Citius Operating Sub were, and if still pending, are, being conducted in all material respects in accordance with all experimental protocols, informed consents, procedures and controls of Citius and applicable FDA and foreign requirements including, but not limited to, good clinical practices, good laboratory practices, and FDA Law and Regulation including the protection of human subjects and, to the extent the foregoing activities have been performed on Citius' behalf by any third party contractors, Citius has exercised reasonable diligence in requiring such contractors to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity. Neither Citius nor any Citius Operating Sub has received any written notice from the FDA or any other regulatory or Governmental Entity requiring the termination or suspension or material modification of any animal study, preclinical study or clinical trial conducted by or on behalf of Citius or any Citius Operating Sub and, to the Knowledge of Citius, there is no reasonable basis for any termination, suspension, or material modification, for, in each case, purposes of the protection of subject health or safety, of any ongoing human clinical trial being conducted by or on behalf of Citius or any Citius Operating Sub.

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(d) Except as disclosed in the Citius SEC Documents, with respect to all Third Party Manufacturers used by Citius or any Citius Operating Sub, (i) to the Knowledge of Citius, each such Third Party Manufacturer (A) has complied and is complying, in each case in all material respects, with all laws, including FDA Law and Regulation and any similar state or foreign laws and (B) has all material Permits to perform its obligations as a Third Party Manufacturer and all such Permits are in full force and effect and (ii) Citius and all Citius Operating Subs have exercised reasonable diligence in requiring all Third Party Manufacturers to comply with applicable FDA Law and Regulation or any law or regulation of a comparable foreign regulatory or Governmental Entity.

(e) Except as disclosed in the Citius SEC Documents, in connection with Citius' and Citius Operating Subs' businesses, no director, officer, employee or agent of Citius or any Citius Operating Sub has (x) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity, (y) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity or (z) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," as set forth in CPG. Section 120.100.

(f) Except as disclosed in the Citius SEC Documents, Citius and all Citius Operating Subs have complied with all applicable security and privacy standards regarding protected health information pursuant to HIPAA or any foreign equivalent and applicable privacy laws.

(g) Except as disclosed in the Citius SEC Documents, to the extent applicable, Citius and all Citius Operating Subs have applied to the FDA and all comparable foreign regulatory or Governmental Entities for and received all FDCA Permits necessary to conduct the business of Citius and all Citius Operating Subs as currently conducted. Citius and all Citius Operating Subs are in material compliance with all such FDCA Permits. To the Knowledge of Citius, no suspension, revocation, cancellation or withdrawal of the FDCA Permits is threatened and there is no basis for believing that such FDCA Permits will not be renewable upon expiration or will be suspended, revoked, cancelled, modified or withdrawn.

Section 3.9 Intellectual Property. Except as disclosed in the Citius SEC Documents:

(a) to the Knowledge of Citius, (i) the use of (and practice of any technology claimed by) all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks (including trademark applications), trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights utilized in, or reasonably necessary to conduct, Citius' and Citius Operating Subs' businesses as currently conducted (collectively, the "Citius Intellectual Property") by Citius and the Citius Operating Subs does not infringe on, misappropriate, or otherwise violate the intellectual property rights of any third party, and is in accordance in all material respects with any applicable licenses or other agreements pursuant to which Citius or the Citius Operating Subs acquired the right to use such Citius Intellectual Property and (ii) Citius and the Citius Operating Subs own sufficient rights and/or interest in the Citius Intellectual Property to conduct their businesses as currently conducted without infringement, misappropriation, or violation of any third party's intellectual property rights;

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(b) neither Citius nor any Citius Operating Sub has received any notice, written or otherwise, nor has any Knowledge of, (i) any claim that is pending or has been threatened in writing, Order or proceeding with respect to any Citius Intellectual Property or Citius' or any Citius Operating Sub's practice of any third party's intellectual property rights, (ii) any allegation by any third party that Citius or any Citius Operating Sub has infringed, misappropriated, or violated any intellectual property rights of any third party, or (iii) any notice of any alleged or actual breach of any license or other agreement pursuant to which Citius or any Citius Operating Sub acquired the right to use Citius Intellectual Property; and

(c) Citius and all Citius Operating Subs have maintained commercially reasonable practices to protect the confidentiality of their confidential information and trade secrets and have required all employees, consultants, and other persons or entities to whom they provided access to their confidential information (other than attorneys, accountants, and others with professional duties of confidentiality, to whom this requirement shall not apply) to execute written agreements requiring them to maintain the confidentiality of such information and to limit his, her or its use of such information on commercially reasonable terms.

Section 3.10 Brokers. No broker, investment banker or other Person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Citius.

Section 3.11 Operations of SubCo. SubCo is a direct, wholly-owned Subsidiary of Citius, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 3.12 Taxes. Except as and to the extent disclosed in Section 3.12 of the Citius Disclosure Schedule:

(a) Unless otherwise disclosed in the Citius SEC Documents, Citius and the Citius Operating Subs (i) have complied with all applicable Tax laws, (ii) have filed all necessary Tax Returns required to be filed by them, and such Tax Returns are accurate and complete in all material respects, and (iii) have paid all due and owing amounts of Tax, whether or not set forth on a Tax Return. For any Taxes not yet due and owing, Citius and the Citius Operating Subs have made adequate provision for such Taxes in the Financial Statements, in accordance with GAAP.

(b) The most recent Financial Statements of Citius and the Citius Operating Subs reflect adequate reserves (in accordance with GAAP) for all material Taxes payable through the date of such Financial Statements. Since the date of the most recent Financial Statements, neither Citius nor any of the Citius Operating Subs has incurred any material liability for Taxes arising outside the ordinary course of business consistent with past custom and practice.

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(c) Unless otherwise disclosed in the Citius SEC Documents, all deficiencies asserted or assessed by a taxing authority against the Citius and the Citius Operating Subs have been paid in full or are adequately reserved in the Financial Statements, in accordance with GAAP.

(d) Unless otherwise disclosed in the Citius SEC Documents, there are no liens for Taxes on any of the assets of Citius and the Citius Operating Subs.

(e) As of the date of the Merger, (i) Citius will own all of the outstanding stock or other equity interests in SubCo, and (ii) Citius will be in "control" of SubCo within the meaning of Code § 368(c). Citius has no plan or present intention to sell, transfer or otherwise dispose of any of the stock of LMB following the Merger, and Citius has no present plan or intention to cause LMB to issue additional stock following the Merger, that in either case would result in Citius' not having "control" of LMB within the meaning of Section 368(c) of the Code.

(f) Citius and the Citius Operating Subs (i) have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes; and (ii) have duly and timely withheld from any compensation payable and from distributions to any stockholder or payments to any creditor and has paid over to the appropriate taxing authorities all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable laws.

(g) Neither Citius nor any Citius Operating Sub has received written notice from any taxing authority in a jurisdiction in which Citius or any Citius Operating Sub does not file a Tax Return stating that Citius or the Citius Operating Sub is or may be subject to taxation by that jurisdiction.

(h) Neither Citius nor any Citius Operating Sub (i) is a party to any Tax sharing, Tax indemnity or similar agreement or arrangement, other than any agreement or arrangement between Citius and the Citius Operating Subs, pursuant to which it will have any obligation to make any payments after the Closing and (ii) do not have any liability for the Taxes of any Person other than Citius and the Citius Operating Subs (x) under Treasury Regulation §1.1502-6 (or similar provision of state, local or foreign law), (y) as transferee or successor or (z) by contract.

(i) Within the past two (2) years, neither Citius nor any Citius Operating Sub has distributed stock of another Person in a transaction intended to be governed by Section 355 of the Code, nor has the stock of Citius or any Citius Operating Sub been distributed in a transaction intended to be governed by Section 355 of the Code.

(j) Neither Citius nor any Citius Operating Sub has engaged in a "reportable transaction" as defined in Treasury Regulation Section 1.6011-4, or any transaction that is the same as, or substantially similar to, any "listed transactions" as defined in Treasury Regulation Section 1.6011-4(b)(2).

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(k) Neither Citius nor any Citius Operating Sub has been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

(l) Neither Citius nor any Citius Operating Sub (i) has elected to change, nor is Citius or any Citius Operating Sub required to change, a method of accounting for Tax purposes pursuant to Section 481 of the Code or otherwise that will have a continuing effect following the Closing or (ii) is the subject of any closing agreement with respect to Taxes that will have a continuing effect following the Closing.

(m) Neither Citius nor any Citius Operating Sub has made any payments or is obligated to make any payments, nor is Citius nor any Citius Operating Sub a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under either Sections 280G or 162(m) of the Code.

(n) To the Knowledge of Citius, there are no excess loss accounts, deferred intercompany transactions, or other items of income, gain, loss, deduction or credit of Citius or any Citius Operating Sub under the federal consolidated return regulations or other comparable or similar provisions of state law that must be recognized or may be triggered as a result of the consummation of the transactions contemplated by this Agreement.

(o) Neither Citius nor any Citius Operating Sub has, or ever has had, a permanent establishment in any country outside of the United States and is not, and has never been, subject to Tax in a jurisdiction outside of the United States. Neither Citius nor any Citius Operating Sub has entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8. Neither Citius nor any Citius Operating Sub has transferred an intangible, the transfer of which would be subject to the rules of Section 367(d) of the Code.

Section 3.13 Contracts.

(a) Neither Citius nor any Citius Operating Sub is a party to or bound by any Contract that would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

(b) Except as set forth in Section 3.13(b) of the Citius Disclosure Schedule, neither Citius nor any Citius Operating Sub has received any claim of default, notice of termination, notice of violation of covenant or other notice of third party dissatisfaction under any Contract or agreement that extends beyond one year in duration and involves consideration of more than One Million Dollars ($1,000,000) in the aggregate over the remaining term of such Contract or agreement (each a "Material Citius Contract").

(c) Neither Citius nor any Citius Operating Sub is in breach or violation of, or default under, any Material Citius Contract, which breach, violation or default would have a Citius Material Adverse Effect.

(d) Each Material Citius Contract is a legal, valid and binding agreement of Citius or the Citius Operating Sub party thereto, subject to the Bankruptcy and Equity Exception.

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(e) Neither Citius nor any Citius Operating Sub has received any notice, written or otherwise, with respect to a claim of default, notice of termination, notice of violation of covenant or other notice of third party dissatisfaction under any Material Citius Contract, and neither Citius nor any Citius Operating Sub is in breach or violation of, or default under, any Material Citius Contract.

(f) To the Knowledge of Citius, no other party is in breach or violation of, or default under, any Material Citius Contract.

(g) Except as set forth in Section 3.13(g) of the Citius Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of Citius or any Citius Operating Sub under any Material Citius Contract.

(h) Citius has furnished or made available to LMB true and complete copies of all Material Citius Contracts, including any amendments thereto.

Section 3.14 Environmental Matters. Except as disclosed in the Citius SEC Documents, Citius and the Citius Operating Subs are in compliance in all material respects with (a) all Environmental Laws and (b) the requirements of all Permits issued under such Environmental Laws with respect to Citius and the Citius Operating Subs. There are no pending or, to the Knowledge of Citius, threatened Legal Proceedings relating to Environmental Laws against Citius or any Citius Operating Sub.

Section 3.15 Insurance. Except as disclosed in the Citius SEC Documents, Citius and the Citius Operating Subs maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Citius (taking into account the cost and availability of such insurance).

Section 3.16 Labor and Other Employment Matters. Except as disclosed in the Citius SEC Documents, Citius and each Citius Operating Sub is in material compliance with all applicable laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, wages and hours. Furthermore, none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, parachute or otherwise) becoming due to any director or any employee of Citius, any Citius Operating Sub or their Affiliates from Citius, any Citius Operating Subs or their Affiliates, or (ii) result in any acceleration of the time of payment or vesting of any material benefits. Except as disclosed in Section 3.16 of the Citius Disclosure Schedule and Citius SEC Documents, Citius is not (i) subject to any obligation to pay health insurance premiums or make any other payments under any health insurance plan, (ii) obligated to make any payments to or provide any benefits under COBRA to any former employee, nor (iii) to the Knowledge of Citius, subject to any outstanding worker's compensation claims.

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Section 3.17 Employee Benefits; ERISA. Except as disclosed in the Citius SEC Documents:

(a) (i) Each plan, program, policy, practice, Contract, agreement or other arrangement providing for employment, compensation, retirement, pension, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, profit sharing, fringe benefits, cafeteria benefits, medical benefits, life insurance, disability benefits, accident benefits, salary continuation, accrued leave, vacation, sabbatical, sick pay, sick leave, unemployment benefits or other benefits, whether written or unwritten, including each "voluntary employees' beneficiary association" under Section 501(c)(9) of the Code and each "employee benefit plan" within the meaning of Section 3(3) ERISA, in each case, for active, retired or former employees, directors or consultants, which is currently sponsored, maintained, contributed to, or required to be contributed to or with respect to which any potential liability is borne by Citius or any trade or business (whether or not incorporated) that is or at any relevant time was treated as an ERISA Affiliate (collectively, the "Citius Plans") complies in all material respects with its terms, the terms of each applicable collective bargaining agreement, ERISA, the Code and all other applicable statutes and governmental rules and regulations, (ii) no Citius Plan, nor any trust created thereunder, has failed to satisfy the minimum funding standard as described in Section 302 of ERISA, whether or not waived, (iii) neither Citius nor any ERISA Affiliate has withdrawn, and neither has knowledge of any facts or conditions that could result in a withdrawal, from any "multiemployer plan" (as defined in Section 3(37) of ERISA), and (iv) no liability under Title IV of ERISA has occurred or is reasonably expected to occur.

(b) No Citius Plan provides, or reflects or represents any liability of Citius to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable laws. Citius has not represented, promised or contracted (whether in oral or written form) to any employee of Citius or any other Person that such employee or other Person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable law.

(c) For each Citius Plan, Citius has furnished to LMB a copy of such plan (i) if the Citius Plan has been reduced to writing, the current plan document together with all amendments thereto, (ii) if the Citius Plan has not been reduced to writing, a written summary of all material plan terms, (iii) each trust or other funding arrangement (if applicable), (iv) each summary plan description, or other summary of the Citius Plan that describes which employees of Citius are covered by the Citius Plan, what benefits are provided, and who pays for such benefits, (v) the most recently filed IRS Form 5500 (if applicable), (vi) the most recently received IRS determination letter or IRS notification letter for each such Citius Plan that is an employee pension benefit plan (other than a plan that is unfunded and covers only employees who are among the select group of management or highly compensated employees of Citius) ("Citius Qualified Plan"), and (vii) if applicable, the most recently prepared actuarial report and/or financial statement.

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(d) Each employee welfare benefit plan is in compliance in all respects with the ACA, and the rules and regulations promulgated there under and no federal income Taxes or penalties have been imposed or could be imposed or are due for noncompliance with ACA or for failure to provide minimum coverage to Employees.

(e) Citius has made all contributions, premiums or payments required to be made with respect to any Citius Plan on or before their due dates. No Action is pending or threatened with respect to any Citius Plan (other than claims for benefits in the ordinary course). No event has occurred regarding any Citius Qualified Plan that is reasonably likely to result in the loss of the qualification of such plan under Section 401(a) of the Code or the exempt status of any trust under Section 501(a) of the Code. With respect to each Citius Plan, all required payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been timely made or properly accrued with the provisions of each of Citius Plans, applicable law and GAAP.

Section 3.18 Absence of Certain Changes or Events. Since December 31, 2015, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Citius and the Citius Operating Sub has been conducted in the ordinary course of business and there has not been or occurred any event that could reasonably be expected to have, individually or in the aggregate, a Citius Material Adverse Effect.

Section 3.19 Related Party Transactions. Except as disclosed in the Citius SEC Documents, no executive officer or director of Citius or any Citius Operating Sub or any person owning 5% or more of the shares of Citius Common Stock or Citius Preferred Stock (or any of such person's immediate family members or Affiliates or associates) is a party to any Contract with or binding upon Citius or any Citius Operating Sub or any of their respective assets, rights or properties or has any interest in any property owned by Citius or any Citius Operating Sub or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

Section 3.20 Reorganization. Neither Citius nor any Citius Operating Sub has taken any action or is aware of any fact or circumstance that could reasonably be likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 3.21 Representations Complete. Neither the representations and warranties of Citius set forth herein nor the related Citius Disclosure Schedule contain any misstatement of a material fact or omit to state a material fact necessary to prevent the statements made therein from being misleading.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, submissions of information, applications and other documents, and to obtain all Permits which are material to LMB or Citius, taken as a whole, with respect to the transactions contemplated by this Agreement.

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Section 4.2 Public Announcements. Citius and LMB will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law (but then shall still provide a copy of the disclosure to the other party), and agreeing on the content thereof.

Section 4.3 Notification of Certain Matters. Citius shall use its reasonable best efforts to give prompt notice to LMB, and LMB shall use its reasonable best efforts to give prompt notice to Citius, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non- occurrence, of which it is aware and which would be reasonably likely to cause (i) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate at the Effective Time such that the applicable condition to closing set forth in ArticleV would, or would reasonably be expected to, fail to be satisfied or (ii) any covenant, condition or agreement of the notifying party contained in this Agreement not to be complied with or satisfied such that the applicable condition to closing set forth in Article V would, or would reasonably be expected to, fail to be satisfied, or (b) any failure of the notifying party to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 4.4 Citius Financial Statements. To the extent unaudited financial statements for an interim quarterly period subsequent to the Balance Sheet Date would be required by the SEC, Citius shall deliver such additional financial statements to LMB when available.

Section 4.5 Reservation of Citius Common Stock. Effective at or prior to the Effective Time, Citius shall reserve (free from preemptive rights) out of its authorized but unissued shares of Citius Common Stock, for the purposes of effecting the conversion of the issued and outstanding LMB Shares, LMB Note Shares, LMB Options, LMB Warrants and any Unconverted LMB Note Shares, as applicable, pursuant to this Agreement, sufficient Citius Shares (equal to no less than the Merger Shares) to provide for such conversion.

Section 4.6 Stockholder Litigation. Subject to the agreement of LMB's insurance carrier, LMB shall give Citius the opportunity to participate in the defense or settlement of any stockholder litigation against LMB and/or their respective directors or officers relating to the transactions contemplated by this Agreement by providing written notice of such litigation to Citius within a reasonable time after LMB learns of the litigation. LMB agrees that it shall not settle or offer to settle any litigation against LMB or any of its respective directors or officers by any stockholder of LMB relating to this Agreement, the Merger, any other transaction contemplated by this Agreement or otherwise, for an amount greater than covered by its insurance carrier, without the prior written consent of Citius (such consent not to be unreasonably withheld, conditioned or delayed).

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Section 4.7 LMB Stockholder Approval. As of the date hereof, LMB has delivered to Citius an executed agreement in the form attached hereto as Exhibit B pursuant to which LMB stockholders beneficially owning a majority of the outstanding shares of LMB Common Stock have voted their LMB Shares in favor of the Merger and related transactions. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or otherwise impair the right or ability of any LMB stockholder to exercise his or her fiduciary duties in his or her capacity as a director of LMB.

Section 4.8 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Citius shall, and shall cause the Surviving Corporation to, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of LMB (the "D&O Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including fees and disbursements of legal counsel, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of LMB, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Citius and the Surviving Corporation, jointly and severally, upon receipt by Citius or the Surviving Corporation from the D&O Indemnified Party of a written request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL or other applicable law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The certificate of incorporation and bylaws of Citius shall contain, and Citius shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of LMB than are presently set forth in the LMB Charter and LMB Bylaws, which provisions shall not be amended, modified or repealed for a period of six (6) years' time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of LMB.

(c) For a period of six (6) years from the Effective Time, Citius shall cause to be maintained in effect customary policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to matters arising on or before the Effective Time through a provider reasonably selected by Citius.

(d) Citius shall pay all expenses, including reasonable attorneys' fees, that may be incurred by the persons referred to in this Section 4.8 in connection with their enforcement of their rights provided in this Section 4.8 but only if and to the extent that such persons are successful on the merits of such enforcement action.

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(e) The provisions of this Section 4.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Citius and LMB by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(f) In the event Citius or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Citius or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 4.8.

Section 4.9 Tax Matters. After the Effective Time, Citius, either directly or through LMB as long as LMB is within Citius' "qualified group" within the meaning of Treasury Regulations § 1.368-1(d)(4)(ii) (the "Qualified Group"), will continue at least one significant historic business line of LMB, or use at least a significant portion of LMB's historic business assets in a business, in each case within the meaning of Treasury Regulations § 1.368-1(d), except that LMB's historic business assets may be transferred (a) to a corporation that is another member of Citius' Qualified Group, or (b) to an entity taxed as a partnership if (i) one or more members of Citius' Qualified Group have active and substantial management functions as a partner with respect to Citius' historic business or (ii) members of Citius' Qualified Group in the aggregate own an interest in the partnership representing a significant interest in LMB's historic business, in each case within the meaning of Treasury Regulations § 1.368-1(d)(4)(iii). In addition, Citius shall prepare and timely file (or cause the Surviving Corporation to prepare and timely file), consistent with Section 1.14, including, without limitation, any statements required to be filed with federal income Tax Returns for the taxable year of the Merger pursuant to Treasury Regulations § 1.368-3, all Tax Returns of LMB that are required to be filed after the Closing Date relating to a Tax period of LMB ending on or prior to the Closing Date or a Tax period of LMB beginning before and ending after the Closing Date. All such Tax Returns shall be prepared in a manner that is consistent with the past custom and practice of LMB, except as required under applicable law. Notwithstanding any other provision herein, LMB shall be responsible for filing all Tax Returns required to be filed for the Tax period ending May 31, 2015.

ARTICLE V

CONDITIONS PRECEDENT TO THE MERGER

Section 5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by Citius and LMB at or prior to the Closing Date of the following conditions:

(a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, Order or decree issued by a court or agency of competent jurisdiction preventing the consummation of the Merger shall have been issued and remain in effect, and no law shall have been enacted, issued, enforced, entered, or promulgated that prohibits or makes illegal the consummation of the Merger.

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(b) No Litigation. There shall not be pending any Action by any Governmental Entity seeking to prohibit the consummation of the Merger or any other material transactions contemplated by this Agreement that is reasonably likely to succeed.

(c) No Action to Prevent Qualification as a "Reorganization". The parties shall take no action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 5.2 Conditions to Obligation of Citius to Effect the Merger. The obligation of Citius to effect the Merger shall be subject to the fulfillment, or waiver by Citius, at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations. LMB shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of LMB contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or LMB Material Adverse Effect, which representations and warranties as so qualified will be true in all respects) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(c) Consents and Approvals. LMB shall have received all necessary consents and approvals from all relevant Governmental Entities, and LMB shall have made all necessary filings or notices to Governmental Entities. LMB shall have obtained all consents and approvals of each Person that is not a Governmental Entity that is required to have been obtained by LMB in connection with the transactions contemplated hereby.

(d) Officer's Certificate. Citius shall have received from LMB a certificate of an executive officer of LMB (i) as to the satisfaction of the conditions set forth in this Section 5.2, (ii) attaching a certified copy of resolutions duly adopted by the LMB Board approving this Agreement and consummation of the Merger and the transactions contemplated hereby, and (iii) attaching a certified copy of resolutions duly adopted by the LMB stockholders approving the Merger and the transactions contemplated hereby.

(e) Mazur Investment. Prior to the Closing, Citius shall have closed upon the Mazur Investment.

Section 5.3 Conditions to Obligations of LMB to Effect the Merger. The obligations of LMB to effect the Merger shall be subject to the fulfillment, or waiver by LMB, at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations. Each of Citius and SubCo shall have performed each of its agreements contained in this Agreement required to be performed on or prior to the Closing Date.

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(b) Representations and Warranties. The representations and warranties of Citius and SubCo contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Citius Material Adverse Effect, which representations and warranties as so qualified will be true in all respects)as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(c) Consents and Approvals. Citius and SubCo shall have received all necessary consents and approvals from all relevant Governmental Entities, and Citius and SubCo shall have made all necessary filings or notices to Governmental Entities. Citius and SubCo shall have obtained all consents and approvals of each Person that is not a Governmental Entity that is required to have been obtained by Citius and SubCo in connection with the transactions contemplated hereby.

(d) SEC Reports. Citius shall have timely filed with the SEC all reports, forms, schedules, statements and other documents required to be filed or furnished by Citius with the SEC, or distributed or otherwise disseminated to Citius' stockholders in connection with the transactions contemplated herein, and any amendments or supplements thereto, when filed, furnished, distributed or disseminated, as applicable, and such reports, forms, schedules, statements and other documents shall have complied in all material respects as to form and with the requirements of applicable law as of the Closing Date.

(e) Employment Agreement. At or prior to the Closing, Citius shall enter into the Employment Agreement pursuant to which Myron Holubiak shall serve as the Chief Executive Officer of Citius. All other key employees of LMB, as identified in Section 5.3(e) of the LMB Disclosure Schedule, will continue to be employed by the Surviving Corporation.

(f) Citius Financing. Prior to or simultaneously with the Closing, Citius shall close or have closed upon the Citius Financing.

(g) Officer's Certificate. LMB shall have received from Citius a certificate of an executive officer of Citius (i) as to the satisfaction of the conditions set forth in this Section 5.3, and (ii) attaching a certified copy of resolutions duly adopted by the Citius Board and the SubCo Board approving this Agreement and consummation of the Merger and the transactions contemplated hereby.

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ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of Citius and LMB, duly authorized, or by mutual action of their respective Boards of Directors;

(b) by Citius in the event that the Dissenting Shares represent more than seven percent (7%) of the LMB capital stock issued and outstanding immediately prior to the Effective Time;

(c) by either Citius or LMB:

(i) if the Merger shall not have been consummated on or before March 31, 2016 (as mutually extended until the Outside Date); provided, however, that the right to terminate this Agreement under this Section 6.1(c)(i) shall not be available to any party whose material breach of a representation, warranty or covenant in this Agreement has been a principal cause of the failure of the Merger to be consummated on or before the Outside Date; or

(ii) if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and, in each case, such Order or action shall have become final and non- appealable; provided, however, that the right to terminate under this Section 6.1(c)(ii) shall not be available to any party whose material breach of a representation, warranty or covenant in this Agreement has been the principal cause of such action;

(d) by Citius (provided it is not then in material breach of any of its obligations under this Agreement) (i) upon a material breach of any representation, warranty, covenant or agreement on the part of LMB as set forth in this Agreement, or if any representation or warranty of LMB shall have become untrue, in either case such that the applicable conditions set forth in Article V would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, if such breach is curable by LMB, Citius may not terminate this Agreement under this Section 6.1(d) for so long as LMB continues to exercise its best efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Citius to LMB, or (ii) if the LMB Board (or any subgroup or committee thereof) withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Citius or shall have resolved to do any of the foregoing; or

(e) by LMB (provided that it is not then in material breach of any of its obligations under this Agreement) (i) upon a material breach of any representation, warranty, covenant or agreement on the part of Citius or SubCo as set forth in this Agreement, or (ii) if any representation or warranty of Citius or SubCo shall have become untrue, in either case such that the applicable conditions set forth in Article V would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, if such breach is curable by Citius or SubCo, LMB may not terminate this Agreement under this Section 6.1(e) for so long as Citius continues to exercise its best efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by LMB to Citius.

The right of any party hereto to terminate this Agreement pursuant to this Section 6.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

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Section 6.2 Effect of Termination. In the event of termination of this Agreement by either Citius or LMB, as provided in Section 6.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of LMB, Citius or SubCo, or their respective officers or directors (except for confidentiality agreements, Section 4.2, this Section 6.2 and the entirety of Article VII and Article VIII, all of which shall survive the termination). Nothing contained in this Section 6.2 shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement or prevent a party from exercising its rights under Section 8.8.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of Representations and Warranties.

(a) The representations and warranties of LMB contained in this Agreement shall survive the Closing Date until the twelve (12) month anniversary of the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 2.1, 2.3, 2.4 and 2.15 ("Fundamental Representations") shall survive indefinitely, and (ii) the representations and warranties made pursuant to Section 2.9 shall survive until the expiration of the relevant statute of limitations. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a Citius Indemnified Party to LMB, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

(b) The representations and warranties of Citius contained in this Agreement shall survive the Closing Date until the twelve (12) month anniversary of the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 3.1, 3.2, 3.3 and 3.10 shall survive indefinitely, and (ii) the representations and warranties made pursuant to Section 3.12 shall survive until the expiration of the relevant statute of limitations. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a LMB Indemnified Party to Citius, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

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Section 7.2 Indemnification. Subject to the terms and conditions of this Article VII:

(a) LMB (prior to the Merger) and the Surviving Corporation (following the Merger) shall indemnify, defend and hold harmless Citius and its directors, officers, stockholders and Affiliates (each a "Citius Indemnified Party") from and against any and all Damages or amounts that are paid in settlement (collectively, the "Indemnification Liabilities"), based in whole or in part on or arising in whole or in part out of or related to the breach of any representation, warranty or covenant made by LMB in this Agreement or in any document delivered pursuant hereto.

(b) Leonard Mazur and Myron Holubiak shall personally, jointly and severally, indemnify, defend and hold harmless Citius and its directors, officers, stockholders and Affiliates from and against any liability based in whole or in part on or arising in whole or in part out of or related to any breach of the representations set forth in Sections 2.3 and 2.15 hereof.

(c) Citius shall indemnify, defend and hold harmless LMB and its directors, officers, stockholders and Affiliates (each a "LMB Indemnified Party") from and against any and all Indemnification Liabilities, based in whole or in part on or arising in whole or in part out of or related to the breach of any representation, warranty or covenant made by Citius in this Agreement or in any document delivered pursuant hereto.

Section 7.3 Notice of Claim; Third Party Claims.

(a) An Indemnified Party shall give the Indemnifying Party notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within five (5) Business Days of such determination, stating the amount of the Indemnification Liabilities, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. Within ten (10) Business Days after receiving notice of a claim for indemnification, the Indemnifying Party shall, by written notice to the Indemnified Party, either concede or deny liability for the claim in whole or in part. Any payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

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(b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment by a third party (each, a "Third Party Claim") against it or which may give rise to a claim for Indemnification Liabilities under this Article VII, within five (5) Business Days after receipt of such claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII, except to the extent that the Indemnifying Party is materially prejudiced by such failure, and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VII. If within ten (10) Business Days after receiving the notice of the Third Party Claim, the Indemnifying Party (i) gives written notice to the Indemnified Party stating that the Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Indemnifying Party's own cost and expense and (ii) provides assurance reasonably acceptable to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of such Indemnified Party, which consent shall not be unreasonably withheld or delayed) and such Indemnifying Party shall not be required to make any payment to the Indemnified Party with respect to such claim, liability or expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification under this Article VII. If the Indemnifying Party assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided the Indemnifying Party's obligation to indemnify such Indemnified Party therefor will be fully satisfied only by payment of money by the Indemnifying Party pursuant to a settlement which includes a complete release of such Indemnified Party. The Indemnifying Party shall keep such Indemnified Party reasonably apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement Action, shall furnish such Indemnified Party with all documents and information that such Indemnified Party shall reasonably request and shall consult with such Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the Action or proceeding include both the Indemnifying Party and the Indemnified Party and counsel for the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, then the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party, provided that such Indemnifying Party shall be obligated to pay for only one counsel for the Indemnified Party in any jurisdiction. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party may undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle such claim, liability or expense (exercising reasonable business judgment) with the consent of the Indemnifying Party. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, then such Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

Section 7.4 Limitation on Indemnification Obligations of Seller. The liability of LMB and the Surviving Corporation to the Citius Indemnified Parties under Section 7.2(a) shall be subject to the following limitations:

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(a) Deductible. Subject to Section 7.4(c), LMB and the Surviving Corporation shall not be liable for indemnity under Section 7.2(a) unless the aggregate amount of Indemnification Liabilities incurred by the Citius Indemnified Parties exceeds fifty thousand dollars ($50,000) (the "Deductible"), in which case LMB and the Surviving Corporation shall be liable for the amount of such Indemnification Liabilities in excess of such Deductible; provided, however, with respect to any individual claim or series of related claims based on a similar set of operative facts, LMB and the Surviving Corporation shall have no indemnification obligation unless and until the aggregate amount (without duplication) of Indemnification Liabilities of the Citius Indemnified Parties relating to such claim or claims is greater than twenty-five thousand dollars ($25,000), after which point LMB and the Surviving Corporation shall, subject to the Deductible, be obligated to indemnify the Citius Indemnified Parties from and against all such Indemnification Liabilities in excess of twenty-five thousand dollars ($25,000) under such claim or series of related claims.

(b) Caps. Subject to Section 7.4(c), (i) the maximum amount of Indemnification Liabilities for which LMB and the Surviving Corporation shall be liable for indemnity under Section 7.2(a) (with respect to breaches of representations and warranties which survive for the 12-month period after Closing) shall not exceed one million dollars ($1,000,000), and (ii) the maximum amount of Damages for which LMB and the Surviving Corporation shall be liable for indemnity under Section 7.2(a) (with respect to breaches of the Fundamental Representations) shall not exceed one million dollars ($1,000,000); provided, however, this Section 7.4(b) shall not apply to a breach as identified in Section 7.2(b).

(c) Exceptions to Limitations. The limitations on the indemnification obligations of LMB and the Surviving Corporation set forth in Sections 7.4(a) and 7.4(b) shall not apply to any fraud by LMB.

(d) Additional Indemnification Limitations. Absent fraud, no Indemnified Party shall be entitled to recover from an Indemnifying Party for and the Citius Indemnified Parties and LMB Indemnified Parties waive any right to recover punitive, special, indirect, exemplary, and consequential damages (including lost income, revenue or profits, multiples of earnings, or any diminution in value) arising in connection with or with respect to any claim under this Agreement.

Section 7.5 Adjustments to Indemnification Payments. All indemnification payments under Article VII shall be reduced by insurance proceeds actually received by the Indemnified Party (net of any costs to recover, increases to premiums, or other resulting costs). An Indemnified Party shall use commercially reasonable efforts to pursue available insurance claims to which it may be reasonably entitled in connection with any Indemnification Liabilities it incurs (which shall not include litigation), and the parties shall cooperate with each other in pursuing claims with respect to any Indemnification Liabilities.

Section 7.6 Exclusive Remedy. The parties acknowledge and agree that, from and after the Closing, the indemnification provisions of this Article VII shall be the sole and exclusive recourse and remedy of the parties with respect to LMB, the Surviving Corporation, Citius, SubCo, this Agreement and the transactions contemplated herein, including for breach, inaccuracy or default of any of the representations, warranties, covenants and agreements set forth in this Agreement or any other transaction document; provided, the foregoing shall not apply with respect to fraud or any equitable remedies.

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ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the Business Day received (or the next Business Day if received after 5:00 p.m. local time or on a weekend or day on which banks are closed) or when sent by electronic mail (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Citius or SubCo, to:

Citius Pharmaceuticals, Inc.

63 Great Road

Maynard, MA 01754

Attention: Leonard Mazur

Email: lmazur@lmbrx.com

with a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Arthur Marcus, Esq.

Email: amarcus@srff.com

(b)	if to LMB, to:

Leonard-Meron Biosciences, Inc.

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

Attention: Myron Holubiak

Email: mholubiak@lmbrx.com

with a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: W. David Mannheim, Esq.

Email: dmannheim@wyrick.com

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Section 8.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

Section 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto (and the Indemnified Parties) any rights or remedies hereunder; provided, however, that following the Effective Time, each holder of LMB Shares or LMB Note Shares, as applicable, shall be entitled to enforce the provisions of Article I to the extent necessary to receive the Merger Consideration to which such holder is entitled pursuant to Article I; providedfurther, however, that following the Effective Time, the LMB Indemnified Parties shall be entitled to enforce the provisions of Section 7.2(c) and any related indemnification provisions for the benefit of the LMB Indemnified Parties set forth in Article VII.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 8.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.7 Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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Section 8.8 Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement exclusively in the Supreme Court of the State of New York, New York County, and any state appellate court therefrom within the State of New York, New York County, or in the United States District Court for the Southern District of New York. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Supreme Court of the State of New York, New York County, and any state appellate court therefrom within the State of New York, New York County, or in the United States District Court for the Southern District of New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Citius, SubCo and LMB hereby consent to service being made through the notice procedures set forth in Section 8.1 and agree that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 8.1 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement.

Section 8.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

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Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 8.11 Expenses. All costs and expenses incurred by the parties in connection with this Agreement, including costs related to the preparation, negotiation, execution and delivery of the transaction documents and other costs associated with the Merger at closing shall be paid by Citius, whether or not the Merger shall be consummated.

Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 8.13 Legal Representation. Each party hereto acknowledges that it has been given the opportunity to be represented by independent legal counsel in the preparation of this Agreement and hereby waives any allegations that it has not been represented by its own counsel. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.14 Definitions.

(a) In this Agreement, the following terms have the meanings specified or referred to in this Section 8.14(a) and shall be equally applicable to both the singular and plural forms.

(i) "$" means United States dollars.

(ii) "Action" means any claim, action, suit, proceeding, arbitration, mediation or investigation.

(iii) "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

(iv) "Business Day" means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

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(v) "Citius Material Adverse Effect" means a Material Adverse Effect with respect to Citius.

(vi) "Contract" means any contract, agreement, instrument, guarantee, indenture, note, bond, mortgage, Permit, franchise, concession, commitment, lease, license, arrangement, obligation or understanding, whether written or oral.

(vii) "Damages" means any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including, without limitation, income and other taxes, interest, penalties and reasonable attorneys' and accountants' fees and disbursements).

(viii) "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(ix) "Environmental Laws" means any national, federal, provincial, state or local law, statute, ordinance, rule, regulation, license, Permit, authorization, approval, consent, court order, judgment, decree, injunction, code requirement or agreement with any Governmental Entity (x) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or Damages for injury or loss of natural resources, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term "Environmental Laws" includes, without limitation, any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or Damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

(x) "Exchange Ratio" means the quotient of (a) the Merger Shares divided by (b) the LMB Equity Securities outstanding as of the Closing Date (after taking into account the conversion of all LMB Convertible Notes into LMB Note Shares).

(xi) "Governmental Entity" means any domestic or foreign governmental, administrative, judicial or regulatory authority.

(xii) "Indemnified Party" means a Citius Indemnified Party or a LMB Indemnified Party, as the case may be.

(xiii) "Indemnifying Party" means LMB or the Surviving Corporation pursuant to Section 7.2(a) or Citius pursuant to Section 7.2(c), as the case may be.

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(xiv) "IRS" means the Internal Revenue Service.

(xv) "Knowledge of LMB" means the actual knowledge of the directors, officers and key employees of LMB.

(xvi) "Knowledge of Citius" means the actual knowledge of the directors, officers and key employees of Citius and Citius Operating Subs.

(xvii) "Legal Requirement" means any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, Orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Entity, in each case as and to the extent applicable to a Person or such Person's business, operations or properties.

(xviii) "LMB Equity Securities" means, collectively, the LMB Shares, the LMB Note Shares, the Unconverted LMB Note Shares, the LMB Options and the LMB Warrants.

(xix) "LMB Material Adverse Effect" means a Material Adverse Effect with respect to LMB.

(xx) "Material Adverse Effect" means any change, effect, event or occurrence that has a material adverse effect on the assets, business, financial condition or results of operations of a Person taken as a whole or that would reasonably be expected to prevent or materially delay a party hereto from performing its obligations under this Agreement in any material respect or materially delay consummating the transactions contemplated hereby provided, however, that "Material Adverse Effect" shall not include any change, effect, event or occurrence, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which LMB or Citius operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the other parties hereto; (vi) any matter of which LMB or Citius is aware on the date hereof; (vii) any changes in applicable laws or accounting rules; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others; (ix) any natural or man-made disaster or acts of God; or (x) any failure to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

(xxi) "Merger Shares" means 33,940,878 Citius Shares.

(xxii) "Order" means any order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Entity or arbitrator.

(xxiii) "Outside Date" means June 30, 2016.

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(xxiv) "Permits" means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Entity.

(xxv) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, estate, Governmental Entity, trust or unincorporated organization.

(xxvi) "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

(xxvii) "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Citius or LMB, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (i) 50% or more of the stock or other equity interests the holders of which are generally entitled to elect at least a majority of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity or (ii) if there are no such voting interests, 50% or more of the equity interests in such corporation, partnership, limited liability company, joint venture, trust, association or other entity.

(xxviii) "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise, tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any additions to tax, interest or penalty imposed by any Governmental Entity.

(xxix) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

(xxx) "Treasury Regulations" means the temporary and final regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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(b) Each of the following terms is defined in the Section set forth opposite such term:

Defined Term	Section

ACA	2.14(d)
Agreement	Introduction
Balance Sheet Date	3.5(a)
Bankruptcy and Equity Exception	2.4(b)
Book-Entry Shares	1.9(a)
Certificate of Merger	1.2
Certificates	1.9(a)
Citius	Introduction
Citius Articles of Incorporation	3.1(c)
Citius Board	1.5(a)
Citius Bylaws	3.1(c)
Citius Common Stock	Recitals
Citius Disclosure Schedule	Article III
Citius Financing	1.6(b)
Citius Indemnified Party	7.2(a)
Citius Intellectual Property	3.9(a)
Citius Operating Subs	3.1(b)
Citius Options	Recitals
Citius Plans	3.17(a)
Citius Preferred Stock	Recitals
Citius Qualified Plan	3.17(c)
Citius SEC Documents	3.4(a)
Citius Share	1.7(b)
Citius Warrants	Recitals
Closing	1.13
Closing Date	1.13
Code	Recitals
Common Stock Consideration	1.7(b)
D&O Indemnified Parties	4.8(a)
Deductible	7.4(a)
DGCL	Recitals
Dissenting Shares	1.7(f)
Effective Time	1.2
Employment Agreement	Recitals
ERISA	2.14(a)
ERISA Affiliate	2.14(a)
Exchange Act	3.7(b)
FDA	2.6(a)
FDA Law and Regulation	2.6(a)
FDCA	2.6(a)
FDCA Permits	2.6(g)
Financial Statements	3.5(a)
Fundamental Representation	7.1(a)
GAAP	2.7
HIPAA	2.6(f)
Indemnification Liabilities	7.2(a)
Letter of Transmittal	1.9(b)
LMB	Introduction

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LMB Board	2.4(a)(i)
LMB Bylaws	2.2
LMB Certificate of Incorporation	2.2
LMB Common Stock	Recitals
LMB Convertible Notes	Recitals
LMB Disclosure Schedule	Article II
LMB Indemnified Party	7.2(c)
LMB Intellectual Property	2.11(a)
LMB Note Shares	1.7(c)
LMB Note Stock Consideration	1.7(c)
LMB Options	Recitals
LMB Plans	2.14(a)
LMB Qualified Plan	2.14(c)
LMB Share	1.7(b)
LMB Stockholder Approval	Recitals
LMB Stock Plan	1.11(a)
LMB Warrants	Recitals
Material Citius Contract	3.13(b)
Material LMB Contract	2.12(b)
Mazur Investment	1.6(a)
Merger	Recitals
Merger Consideration	1.7(c)
Permitted Issuances	1.6
Piggy Back Registration	1.10(b)
Qualified Group	4.9
Registration Statement	1.10(b)
Rule 144	1.10(a)
Sarbanes-Oxley Act	3.4(b)
SEC	3.4(a)
Securities Act	1.10(a)
SubCo	Introduction
SubCo Board	3.3(a)
SubCo Common Stock	Recitals
Subsidiaries	2.1
Surviving Corporation	1.1
Third Party Claim	7.3(b)
Third Party Manufacturer	2.6(d)
Unconverted LMB Note Shares	1.7(d)

* * * * *

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IN WITNESS WHEREOF, Citius, SubCo and LMB have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	President and Chief Executive Officer

CITIUS LMB ACQUISITION CORP.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer

LEONARD-MERON BIOSCIENCES, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	President

ACCEPTED AND AGREED

(with respect to Section 7.1(b) only):

/s/ Leonard Mazur
Leonard Mazur

/s/ Myron Holubiak
Myron Holubiak

[Signature Page to Agreement and Plan of Merger]

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